Exhibit 10.32

HHI INTEREST MEMBERSHIP INTEREST PURCHASE AGREEMENT

This HHI Interest Membership Interest Purchase Agreement (“Agreement”) is made and entered into as of March 29, 2023 (the “Effective Date”) by and among MSP Recovery, LLC, d/b/a LifeWallet, a Florida limited liability company (“Buyer”), Hazel Holdings I LLC, a Delaware limited liability company (“Seller”), MSP Recovery Claims Series 44, LLC, a Delaware limited liability company (the “Company”), and MSP Recovery Holding Series 01, LLC, a Delaware limited liability company ("Series 01"). Buyer, Seller, the Company and Series 01 are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is the sole member of the Company, and owns of record and beneficially one hundred percent (100%) of the membership interests of the Company (collectively, the “Purchased Interest”);

WHEREAS, the Company owns of record and beneficially one hundred percent (100%) of the membership interests of the series companies listed on Exhibit A hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”);

WHEREAS, certain of the Parties are also party to that certain:

(a) Investment Agreement, dated as of October 23, 2020, by and among Buyer (as assignee of Series MRCS ("Series MRCS"), a designated series of MDA, Series LLC, a Delaware series limited liability company), Series 01 and Seller (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms therein, the “Investment Agreement”);

(b) Membership Interest Pledge Agreement, dated as of October 23, 2020, by and between Buyer (as assignee of Series MRCS) and Series 01 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms therein, the "Pledge Agreement"); and

(c) Intellectual Property License Agreement, dated as of October 23, 2020, by and between Buyer and Series 01 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms therein, the "License Agreement").

WHEREAS, the Parties desire for Seller to sell to Buyer, and Buyer to purchase from Seller, the Purchased Interest, on the terms and subject to the conditions set forth in this Agreement (the “Transaction”).

AGREEMENT

NOW, THEREFORE, in reliance on the foregoing recitals, and for other good and valuable consideration, including, without limitation, the mutual representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

ARTICLE 1

PURCHASE OF MEMBERSHIP INTEREST AND OTHER COVENANTS

(a)
In accordance with the terms and conditions of this Agreement, the Parties hereby agree that at the Closing (as defined below), Seller shall sell, transfer, assign, convey and deliver to Buyer, free and clear of all liens, encumbrances or claims, in each case, created by Seller, (solely in its capacity as equity holder of the Purchased Interests), and Buyer shall purchase and accept from Seller, the Purchased Interest in exchange for Three Hundred Ninety Million Dollars ($390,000,000.00) (the “Closing Payment”) to be paid on the Closing Date. At the Closing, Buyer shall pay to Seller the Closing Payment, by wire transfer of immediately available funds, to the account specified by Seller. At the Closing, Seller shall deliver to Buyer a membership interest assignment instrument, duly executed by Seller for transfer of the Purchased Interest to Buyer, and such other documents as Buyer may reasonably request for the purpose of evidencing the consummation of any of the transactions contemplated hereby.

(b)
Effective as of the Closing, (i) each of the Investment Agreement, the Pledge Agreement and the License Agreement shall terminate and shall be of no further force or effect, (ii) each Party hereby unconditionally and irrevocably releases, waives and forever discharges each other Party and each of its affiliates, members, successors, predecessors, and subsidiaries, and each of their respective directors, owners, members, shareholders, officers, agents, and employees from any and all causes of action, claims and damages, including attorneys’ fees, whether known or unknown, foreseen or unforeseen, presently asserted or otherwise arising through the Closing based upon, related to, or in connection with, the Investment Agreement, the Pledge Agreement and the License Agreement and the ownership and operation of the Company and its subsidiaries, and (iii) Series 01 hereby releases and forever discharges the Buyer from all obligations under the Pledge Agreement and agrees to (i) file a UCC-3 Termination Statement to terminate the UCC-1 Financing Statement on file in the State of Delaware with respect to the Pledge Interests (as defined in the Pledge Agreement), and deliver a stamped copy of such UCC-3 Termination Statement to Buyer, and (ii) execute and deliver such documentation prepared by Buyer as Buyer may reasonably request to evidence such release and discharge.

(c)
All Parties acknowledge and agree that no Party, nor any affiliate or representative of any Party, has made any express or implied warranty, representation, assurance or other commitment with respect to the Purchased Interests, the Company, its business or its operations of any kind, including any warranty or representation of fitness for specific purpose, or as to the accuracy or completeness of any information regarding the Purchased Interests, the Company, its business or its operations, furnished or made available to Buyer or its representatives.

ARTICLE 2 THE CLOSING

The Parties confirm that the completion of the purchase and sale of the Purchased Interest (the “Closing”) shall take place through the exchange of electronic copies of original signatures of the documents and agreements contained herein on the Effective Date (the “Closing Date”). All transactions contemplated herein to occur on and as of the Closing Date (the “Transactions”) shall be deemed to have occurred simultaneously and to be effective as of 12:00 a.m. Eastern Time on the Closing Date.

ARTICLE 3 TAXES

All Parties agree that no Party, nor any affiliate or representative of any Party, has made any warranty or representation regarding the tax consequences of the Transaction. No Party shall be responsible or liable in any way for the tax consequences of the Transaction to the other Parties hereto. Each Party shall look solely to, and rely solely upon, such Party’s own tax advisors with respect to the tax consequences of the Transaction.

ARTICLE 4 CONFIDENTIALITY

The Parties understand and acknowledge that the terms of this Agreement are confidential and, except as required by law or any governmental authority, no Party shall provide such information to any third party without the prior written consent of the other Parties. Notwithstanding the foregoing, the Parties shall be permitted to disclose such information to a Party’s attorneys, accountants, and other such professional advisors as necessary in the course of the completion of the Transaction, or to a court or other adjudicatory forum. This provision shall survive and shall remain a continuing obligation of the Parties hereto even after the completion of all obligations set forth herein.

ARTICLE 5 GENERAL PROVISIONS

6.1
Entire Agreement. This Agreement, including without limitation the recitals and exhibits hereto, which are hereby incorporated by reference, constitutes the entire agreement and understanding among the Parties with respect to the transfer of the Purchased Interest and is a final expression of their agreement, and no evidence or oral or other written promises shall be binding.

6.2
Governing Law; Arbitration; Jurisdiction.

(a)
All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(b)
Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers’ Arbitration Institution (the “Rules”) in force on the date on which the Notice of Arbitration (as defined in the Rules) is submitted in accordance with the Rules. The number of arbitrators shall be three (3) and shall be selected in accordance with the Rules, whereby each of Buyer and Seller shall designate one arbitrator, and the two appointed arbitrators shall designate the presiding arbitrator, in consultation with the respective parties. The seat of the arbitration shall be Paris, France; provided that that proceedings may be conducted remotely by video conference at the request of any Party, to the extent allowed under the Rules. The arbitral proceedings shall be conducted in English. The time-limit with respect to the designation of an arbitrator shall be fifteen (15) days, provided that the tribunal may extend or shorten this time limit if the circumstances so justify. Notwithstanding the foregoing, the parties may agree at any time to submit the dispute to mediation in accordance with the Swiss Rules of Commercial Mediation of the Swiss Chambers’ Arbitration Institution.

6.3
Further Actions. Each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the Transaction. If at any time, including but not limited to after the Effective Date, any further actions are necessary or desirable to carry out the purposes of this Agreement, the Parties shall use their reasonable efforts to take such actions.

6.4
Assignment. No Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Parties. This Agreement shall be binding on the Parties and their respective legal successors and permitted assigns.

6.5
Amendments; Non-Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.6
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[End of Text; Signature Page and Exhibit Follow]

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the Effective Date.

BUYER:

MSP Recovery, LLC

Name:

Title:

SELLER:

Hazel Holdings I LLC

Name:

Title:

COMPANY:

MSP Recovery Claims Series 44, LLC

Name:

Title:

SERIES 01:

MSP Recovery Holding Series 01, LLC

Name:

Title:

EXHIBIT A SUBSIDIARIES

1.
Series 44-20-934, a designated series of MSP Recovery Claims Series 44, LLC
2.
Series 44-20-461, a designated series of MSP Recovery Claims Series 44, LLC
3.
Series 44-20-388, a designated series of MSP Recovery Claims Series 44, LLC
4.
Series 44-20-354, a designated series of MSP Recovery Claims Series 44, LLC
5.
Series 44-20-634, a designated series of MSP Recovery Claims Series 44, LLC
6.
Series 44-20-583, a designated series of MSP Recovery Claims Series 44, LLC
7.
Series 44-20-456, a designated series of MSP Recovery Claims Series 44, LLC
8.
Series 44-20-1262, a designated series of MSP Recovery Claims Series 44, LLC
9.
Series 44-20-931, a designated series of MSP Recovery Claims Series 44, LLC

- Exhibit A -